UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2010

KULICKE AND SOFFA INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Serangoon North, Avenue 5, #03-16 Singapore		554910
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2010, the Management Development and Compensation Committee of the Board of Directors (the “Committee”) of Kulicke and Soffa Industries, Inc. (the “Company”) approved merit-based increases in executive base salaries.  The following named executive officers received base salary increases in the amounts described below:

Executive Officer	% Increase in Salary	New Base Salary
Christian Rheault	4.0%	$339,040
Tek Chee “T.C.” Mak	3.0%	$257,529

Base salary increases will be effective beginning on January 1, 2011.

Also on December 13, 2010, the Committee granted performance share unit awards (“PSUs”) and time-vested restricted stock unit awards (“RSUs”) under the Kulicke and Soffa Industries, Inc. 2009 Equity Plan, as amended (the “2009 Plan”), to certain of its employees, including the following named executive officers in the amounts indicated below:

Executive Officer	PSUs	RSUs
Christian Rheault	59,761	0
Charles Salmons	21,595	10,636
Tek Chee “T.C.” Mak	25,923	25,923

The Committee administers the 2009 Plan.  One-third of the RSUs will vest equally on each of the three anniversaries of the grant date, if the officer is employed by the Company on such dates.  If an officer is involuntarily terminated without cause (as defined in the 2009 Plan) the Committee may, in its sole discretion, upon the occurrence of such event, accelerate the vesting of a pro rata portion of the RSUs which would otherwise vest on the next anniversary of the grant date.  The pro rata portion will be calculated based on vesting months as measured from the day of the month on which the grant was made to the corresponding day of each succeeding month.  The vesting date for this purpose shall be the date of the Committee’s decision to accelerate vesting.  There is no entitlement to such accelerated vesting and the Committee expects to exercise such discretion only in limited and special circumstances.  If the officer terminates employment for any other reason, any unvested RSUs are forfeited.

The vesting of PSUs is tied to total shareholder return relative to the companies comprising the Philadelphia Semiconductor Index (the “Index”), measured over a three-year performance measurement period.  PSUs will vest on the third anniversary of the grant date.  PSUs will vest at between zero and 200% based on total shareholder return relative to the Index.  If a participant retires, dies or becomes disabled before the end of the three-year performance measurement period, the PSUs will vest pro rata based on the participant’s length of employment during the performance period, to the extent the performance goals are met for the performance period.  However, in the event a participant is involuntarily terminated without cause (as defined in the 2009 Plan), the Committee may, in its sole discretion, upon the occurrence of such event, entitle the participant to a pro rata portion of the PSUs the participant would otherwise have earned based on the actual achievement of the performance goals as determined at the end of the performance period had he or she remained employed to the end of the performance period.  The pro rata portion will be calculated based on vesting months as measured from the day of the month on which the grant was made to the corresponding day of each succeeding month.  The vesting date for this purpose shall be the date of the Committee’s decision to accelerate vesting.  There is no entitlement to such accelerated vesting and the Committee expects to exercise such discretion only in limited and special circumstances.

The foregoing summary of the 2009 Plan is qualified in its entirety by reference to the actual terms of the 2009 Plan, the form of Officer Performance Share Award Agreement and the form of Officer Restricted Share Unit Award Agreement, included hereto as Exhibits 10.1 (the amendments to the 2009 Plan included hereto as Exhibits 10.2 and 10.3), 10.3 and 10.4, respectively.  For additional information regarding the 2009 Plan, refer to “Compensation of Executive Officers” in the Company’s 2009 Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on December 30, 2008, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Kulicke and Soffa Industries, Inc. 2009 Equity Plan (incorporated herein by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders on February 10, 2009).

10.2	Amendment No. 1 to the Kulicke and Soffa Industries, Inc. 2009 Equity Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 15, 2009).

10.3	Amendment No. 2 to the Kulicke and Soffa Industries, Inc. 2009 Equity Plan (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated September 15, 2009).

10.4	Form of Officer Performance Share Award Agreement regarding the 2009 Equity Plan.

10.5	Form of Officer Restricted Share Unit Award Agreement regarding the 2009 Equity Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 14, 2010

KULICKE AND SOFFA INDUSTRIES, INC.

By:	/s/ Bruno Guilmart
Name:	Bruno Guilmart
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Kulicke and Soffa Industries, Inc. 2009 Equity Plan (incorporated herein by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders on February 10, 2009).

10.2	Amendment No. 1 to the Kulicke and Soffa Industries, Inc. 2009 Equity Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 15, 2009).

10.3	Amendment No. 2 to the Kulicke and Soffa Industries, Inc. 2009 Equity Plan (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated September 15, 2009).

10.4	Form of Officer Performance Share Award Agreement regarding the 2009 Equity Plan.

10.5	Form of Officer Restricted Share Unit Award Agreement regarding the 2009 Equity Plan.